Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

Explanatory Note

On July 1, 2013, Knight Capital Group, Inc. (“Knight”) merged with and into Knight Acquisition Corp., a wholly-owned subsidiary of KCG Holdings, Inc. (“KCG”), with Knight surviving the merger, GETCO Holding Company, LLC (“GETCO”) merged with and into GETCO Acquisition, LLC, a wholly-owned subsidiary of KCG, with GETCO surviving the merger and GA-GTCO, LLC, a unitholder of GETCO, merged with and into GA-GTCO Acquisition, LLC, a wholly-owned subsidiary of KCG, with GA-GTCO Acquisition, LLC surviving the merger (collectively, the “Mergers”), in each case, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013 (the “Merger Agreement”). Following the Mergers, each of Knight and GETCO became wholly-owned subsidiaries of KCG.

The Mergers were treated as a purchase of Knight by GETCO for accounting and financial reporting purposes. As a result, the financial results of KCG for the nine months ended September 30, 2013 comprise third quarter KCG results and GETCO only results for the first half of 2013. KCG’s 2012 results comprise solely the results of GETCO.

Effective November 30, 2013, KCG Holdings, Inc. (“KCG”) and Knight Libertas Holdings, LLC (“Libertas”), a Delaware limited liability company and an indirect wholly owned subsidiary of KCG, completed the previously-announced sale (the “Transaction”) of Urban Financial of America, LLC, a Delaware limited liability company and a wholly owned subsidiary of Libertas (previously, Urban Financial Group, Inc., and “Urban”), to UFG Holdings, LLC, a Delaware limited liability company owned by an investor group led by Brian Libman (“UFG”). The Transaction was completed pursuant to a Stock Purchase Agreement (the “Agreement”), dated as of July 29, 2013, by and between KCG, Libertas and UFG. At closing, all of the issued and outstanding membership interests of Urban were acquired by UFG.

Pro Forma Financial Statements

The following unaudited pro forma condensed combined consolidated financial statements (the “Unaudited Pro Forma Financial Statements”) have been derived by the application of pro forma adjustments to the historical unaudited consolidated interim financial statements of KCG and Knight and the historical audited consolidated financial statements of KCG and Knight.

The unaudited pro forma condensed consolidated statement of financial condition (the “Unaudited Pro Forma Balance Sheet”) at September 30, 2013 gives effect to the Mergers and the sale of Urban (collectively, the “Transactions”) as of the balance sheet date, and the unaudited pro forma condensed combined consolidated statements of operations (the “Unaudited Pro Forma Income Statements”) for the nine months ended September 30, 2013 and the year ended December 31, 2012, give effect to the Transactions as if they had occurred on January 1, 2012, and reflect pro forma adjustments that are expected to have a continuing impact on the results of operations.

Note that certain reclassifications have been made to the historical financial statements of KCG and Knight to align their presentation in the Unaudited Pro Forma Financial Statements.

The Unaudited Pro Forma Financial Statements have been prepared by management for illustrative purposes only and do not purport to represent what the results of operations, balance sheet data or other financial information of KCG would have been if the Transactions had occurred as of the dates indicated or what such results will be for any future periods. The pro forma adjustments are based on the assumptions and information available at the time of the preparation of this Current Report on Form 8-K. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Income Statements, expected to have a continuing impact on the combined results of KCG. As such, the Unaudited Pro Forma Income Statements for the nine months ended September 30, 2013 and the year ended December 31, 2012 presented herein do not reflect non-recurring charges that will be or have been incurred in connection with the Transactions. The Unaudited Pro Forma Income Statements also do not reflect any cost savings from potential operating efficiencies or associated costs to achieve such savings or synergies that are expected to result from the Transactions nor do they include any costs associated with severance, exit or disposal of businesses or assets, restructuring or integration activities resulting from the Transactions, as they are currently not known, and to the extent they arise, they are expected to be non-recurring and have not been incurred as of the closing dates of the Transactions. However, such costs could affect KCG following the Transactions in the period the costs are incurred. Further, the Unaudited Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results following the Transactions.

The pro forma adjustments represent KCG management’s estimates based on information currently available as of the date of this Current Report on Form 8-K and are subject to change as additional information becomes available and additional analyses are performed.

Assumptions for Unaudited Pro Forma Financial Statements

In conjunction with the Mergers, KCG refinanced approximately $272.0 million of existing Knight and GETCO debt and KCG borrowed $840.0 million, with $535.0 million borrowed under a first lien term loan facility and $305.0 million borrowed as senior secured notes (collectively, the “Borrowings”). On October 23, 2013, KCG made a $200.0 million principal prepayment under the first lien term loan facility. Therefore the unaudited pro forma financial statements give effect to this prepayment.

In the accompanying notes, we describe the assumptions underlying the pro forma adjustments. The Unaudited Pro Forma Financial Statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Financial Statements;

•	the separate historical audited consolidated financial statements of GETCO as of and for the year ended December 31, 2012, included as Exhibit 99.3 in KCG’s Current Report on Form 8-K filed on November 12, 2013;

•	the separate historical audited consolidated financial statements and notes thereto of Knight as of and for the year ended December 31, 2012, included in Knight’s Current Report on Form 8-K filed on May 13, 2013;

•	the separate historical unaudited consolidated interim financial statements of Knight as of and for the six months ended June 30, 2013, included in KCG’s Quarterly Report on Form 10-Q filed on August 9, 2013; and

•	the separate historical unaudited consolidated interim financial statements and notes thereto of KCG as of and for the nine months ended September 30, 2013, included in KCG’s Quarterly Report on Form 10-Q filed on November 12, 2013.

For additional information relating to the Mergers and KCG see the Registration Statement on Form S-4 (Registration No. 333-186624) filed by KCG with respect to the Mergers, the Current Report on Form 8-K filed by KCG on July 1, 2013 and any subsequent reports or documents KCG files with or furnishes to the SEC.

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

September 30, 2013

(dollars and shares in thousands, except per share data)

	Unaudited
	Historical	Pro Forma Adjustments
		Sale of	Debt	KCG Pro
	KCG Holdings	Urban (a)	Prepayment (b)	Forma
Assets
Cash and cash equivalents	$798,712	$85,406	$(200,000)	$684,118
Cash and securities segregated under federal and other regulations	216,442	—	—	216,442
Receivable from brokers, dealers and clearing organizations	1,330,113	—	—	1,330,113
Financial instruments owned, at fair value	2,523,977	—	—	2,523,977
Securities borrowed	1,370,921	—	—	1,370,921
Investments	125,889	—	—	125,889
Intangible assets, less accumulated amortization	192,045	—	—	192,045
Goodwill	18,398	—	—	18,398
Assets within discontinued operations	6,098,299	(6,056,302)	—	41,997
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	161,865	—	—	161,865
Deferred tax asset	169,619	(8,543)	—	161,076
Other assets	287,015	(5,613)	—	281,402

Total assets	$13,293,295	$(5,985,052)	$(200,000)	$7,108,243

Liabilities and Equity
Financial instruments sold not yet purchased, at fair value	$2,162,938	$—	$—	$2,162,938
Payable to brokers, dealers and clearing organizations	666,178	—	—	666,178
Collateralized financings	1,138,480	—	—	1,138,480
Payable to customers	486,136	—	—	486,136
Accrued compensation expense	130,158	1,250	—	131,408
Liabilities within discontinued operations	6,006,024	(5,987,308)	—	18,716
Capital lease obligations	12,453	—	—	12,453
Short-term debt	235,000	—	(200,000)	35,000
Accrued expenses and other liabilities	220,648	—	—	220,648
Long-term debt	722,259	—	—	722,259

Total liabililties	11,780,274	(5,986,058)	(200,000)	5,594,216

Total Equity
Common stock	1,235	—	—	1,235
Additional paid-in capital	1,299,907	—	—	1,299,907
Retained earnings	226,837	1,006	—	227,843
Treasury stock, at cost	(9,811)	—	—	(9,811)
Accumulated other comprehensive income (loss)	(5,147)	—	—	(5,147)

Total Equity	1,513,021	1,006	—	1,514,027

Total Liabilities and Equity	$13,293,295	$(5,985,052)	$(200,000)	$7,108,243

Book value per share				$12.35

Pro forma shares outstanding				122,587

See accompanying notes to the Unaudited Pro Forma Financial Statements

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the nine months ended September 30, 2013

(dollars and shares in thousands, except per share data)

	Unaudited Historical	Pro Forma Adjustments
	KCG Holdings	Knight YTD June 30, 2013	Purchase Price Adjustments		Other Adjustments		Debt Refinancing		Sale of Urban (a)	KCG Pro Forma
Revenues
Total Revenues	$698,123	$599,690	$—		$—		$—		$(70,323)	$1,227,490

Expenses
Employee compensation and benefits	236,983	243,070	—		—		—		(14,297)	465,756
Execution and clearance fees	167,931	101,881	—		—		—		(5,128)	264,684
Communications and data processing	86,040	45,377	—		—		—		(533)	130,884
Depreciation and amortization	36,004	19,632	4,786	(d)	—		—		(1,115)	59,307
Professional fees	38,928	35,438	—		(45,302	) (e)	—		(532)	28,532
Occupancy and equipment rentals	15,454	10,682	(104	)(d)	—		—		(867)	25,165
Writedown of assets and lease loss accrual	4,248	17,787	—		—		—		(17,787)	4,248
Payments for order flow	17,468	64,592	—		—		—		(21,084)	60,976
Interest	26,515	26,325	—		—		1,384	(f)	(2,156)	52,068
Business development	2,686	7,730	—		—		—		(1,430)	8,986
Other	30,028	30,491	—		—		2,526	(f)	(5,638)	57,407

Total expenses	662,285	603,005	4,682		(45,302)		3,910		(70,567)	1,158,013

Income (loss) before income taxes	35,838	(3,315)	(4,682)		45,302		(3,910)		244	69,477
Provision (benefit) for income taxes	(102,478)	7,982	(1,849	)(c)	17,894	(c)	(1,544	)(c)	93	(79,903)

Net income (loss)	$138,316	$(11,297)	$(2,833)		$27,408		$(2,366)		$151	$149,379

Basic earnings (loss) per share from continuing operations	$2.02	$(0.04)								$1.22

Diluted earnings (loss) per share from continuing operations	$2.01	$(0.04)								$1.22

Weighted average shares outstanding—Basic	68,632	306,879								122,587

Weighted average shares outstanding—Diluted	68,855	306,879								122,587

See accompanying notes to the Unaudited Pro Forma Financial Statements

KCG Holdings, Inc.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the year ended December 31, 2012

(dollars and shares/units in thousands, except per share data)

	Unaudited Historical		Pro Forma Adjustments
	KCG Holdings	Knight	Purchase Price Adjustments		Other Adjustments		Debt Refinancing		Sale of Urban (a)	KCG Pro Forma
Revenues
Total Revenues	$551,536	$590,251	$—		$—		$—		$(116,096)	$1,025,691

Expenses
Employee compensation and benefits	161,356	407,326	—		(3,501	)(e)	—		(21,696)	543,485
Execution and clearance fees	185,790	195,372	—		—		—		(10,372)	370,790
Communications and data processing	84,054	88,966	—		6,568	(e)	—		(865)	178,723
Depreciation and amortization	34,939	43,148	9,636	(d)	—		—		(2,793)	84,930
Professional fees	19,236	29,746	—		(13,059	)(e)	—		(2,064)	33,859
Occupancy and equipment rentals	16,046	22,180	(208	)(d)	(3,242	)(e)	—		(1,786)	32,990
Writedown of assets and lease loss accrual	—	28,732	—		—		—		(1,381)	27,351
Payments for order flow	3,266	90,608	—		—		—		(27,346)	66,528
Interest	2,665	51,044	—		—		17,798	(f)	(3,562)	67,945
Business development	—	17,486	—		23	(e)	—		(5,578)	11,931
Other	17,757	28,533	—		5,316	(e)	5,784	(f)	(2,648)	54,742

Total expenses	525,109	1,003,141	9,428		(7,895)		23,582		(80,091)	1,473,274

Income (loss) before income taxes	26,427	(412,890)	(9,428)		7,895		(23,582)		(36,005)	(447,583)
Provision (benefit) for income taxes	10,276	(146,293)	(3,724	)(c)	3,119	(c)	(9,315	)(c)	(13,682)	(159,619)

Net income (loss) from continuing operations	$16,151	$(266,597)	$(5,704)		$4,776		$(14,267)		$(22,323)	$(287,964)

Basic earnings (loss) per share/unit from continuing operations	$1.74	$(5.38)								$(2.46)

Diluted earnings (loss) per share/unit from continuing operations	$1.74	$(5.38)								$(2.46)

Weighted average shares/units outstanding—Basic	8,639	119,376								116,849

Weighted average shares/units outstanding—Diluted	8,639	119,376								116,849

See accompanying notes to the Unaudited Pro Forma Financial Statements

KCG Holdings, Inc.

Notes to the Unaudited Pro Forma Financial Statements

The Unaudited Pro Forma Financial Statements include certain pro forma adjustments to give effect to the Transactions as if they occurred on January 1, 2012. The pro forma adjustments are as follows:

Unaudited Pro Forma Balance Sheet:

a) On December 2, 2013 KCG Holdings, Inc. (“KCG”) announced the completion of the sale of Urban (“Urban”), effective November 30, 2013, to an investor group.

The adjustments made to the Pro Forma Income Statement for the nine months ended September 30, 2013 with regards to the sale of Urban solely reflect Urban’s results for the six months ended June 30, 2013. As discussed in KCG’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, Urban results for the three months ended September 30, 2013 are included within discontinued operations and therefore are not reflected as an adjustment to this pro forma income statement.

After taking into account the sale of Urban, the remaining assets and liabilities included in Assets within discontinued operations and Liabilities within discontinued operations on the Unaudited Pro Forma Balance Sheet relates to residual assets from Knight’s sale of its institutional fixed income business.

b) On October 23, 2013, KCG made a $200.0 million principal prepayment under the first lien term loan facility.

Unaudited Pro Forma Income Statement:

c) Reflects the tax effect of the pro forma adjustments, using a combined federal and state statutory income tax rate for pro forma income statement purposes estimated at 39.5%.

d) As a result of the Mergers, the book value of Knight’s assets and liabilities was recorded at fair value. These pro forma financial statements presume that the Mergers occurred on January 1, 2012, which has the effect of adjusting Knight’s historical amortization expense related to intangible assets and unfavorable leases. The pro forma adjustments related to Knight’s amortization of intangibles as well as its net unfavorable leases is as follows (in thousands):

	Nine months ended	Year ended
	September 30, 2013	December 31, 2012
Pro forma amortization expense (i)	$20,219	$26,959
Less: Historical amortization expense	(15,433)	(17,322)

Change in amortization expense	$4,786	$9,636

	Nine months ended	Year ended
	September 30, 2013	December 31, 2012
Pro forma lease amortization benefit (ii)	$(156)	$(208)
Less: Historical amortization benefit	52	—

Change in amortization expense	$(104)	$(208)

i.	Represents pro forma amortization expense relating to the estimated fair value of Knight’s intangibles of $156.8 million being amortized over depreciable lives ranging from 5 to 10 years.
ii.	Represents pro forma amortization benefit relating to the estimated fair value of Knight’s unfavorable leases of $1.4 million being amortized over the lives of the leases ranging from 2 to 9 years.

e) Represents reclassifications of expense line items to conform GETCO’s and Knight’s historical financial statements. In addition, deal costs that are currently reflected in the income statements in both the nine months ended September 30, 2013 and the year ended December 31, 2012 of $45.3 million and $7.9 million, respectively, have been removed from the Unaudited Pro Forma Income Statements given that these are non-recurring charges directly related to the Mergers.

f) Reflects changes in interest expense and deferred financing expenses for debt issued in connection with the Mergers as follows (in thousands):

	Nine months	Year ended
	ended 9/30/13	12/31/2012
Interest Expense:
Interest expense in connection with long and short term debt (i)	$34,943	$49,332
Less: historical interest expense on refinanced debt (ii)
Knight	(15,214)	(30,340)
GETCO	(446)	(1,194)
KCG	(17,899)	—

Total pro forma adjustment	$1,384	$17,798

	Nine months	Year ended
	ended 9/30/13	12/31/2012
Deferred Financing Expense
Amortization of debt issuance costs (iii)	$7,244	$9,558
Less: historical deferred financing expense on refinanced debt (ii)
Knight	(2,100)	(3,567)
GETCO	(312)	(208)
KCG	(2,306)	—

Total pro forma adjustment	$2,526	$5,784

i.	The interest expense on the first lien term loan facility has been calculated as if $335.0 million has been outstanding since January 1, 2012. This balance takes into account the $200.0 million payment made on the initial $535.0 million first lien term loan facility. The interest rate on the first lien term loan is based on LIBOR plus a margin of 4.50%. The first lien term loan has a first year amortization of $235.0 million with covenants restricting the use of asset sale proceeds to the retirement of debt and equal quarterly payments of $7.5 million thereafter. Prepayments, however, are permitted at any time without premium or penalty except in connection with certain refinancings. For purposes of the Unaudited Pro Forma Income Statements, the effective interest rate on the first lien term loan has been assumed to be 5.75%, which reflects a LIBOR floor of 1.25%. The senior secured second lien notes have a five year term. The interest rate on the second lien notes is 8.25%. The effect on net income (after tax effect) of a 1/8 percent variance in interest rates for the first lien term loan would be $0.2 million and $0.3 million for the nine months ended September 30, 2013 and the year ended December 31, 2012, respectively.
ii.	Represents eliminations of interest expense, deferred debt placement costs and commitment fees incurred in historical income statements related to the existing debt of both GETCO and Knight that was refinanced as part of the Borrowings.
iii.	Assumes total capitalized debt issuance costs of $37.4 million with $25.6 million being amortized over a four and a half-year period in the case of the first lien term loan, and $11.7 million over five years for the second lien notes.

g) KCG’s net (loss) income for both the nine months ended September 30, 2013 and year ended December 31, 2012 includes ($23.4 million) and $5.0 million, respectively, in net (loss) income attributable to preferred and participating units. These amounts are excluded from the calculation of basic and diluted earnings (loss) per common unit.

Knight’s net loss from continuing operations for the year ended December 31, 2012 excludes the effects of the dividend on convertible preferred shares of $2.3 million, and the deemed dividend related to the beneficial conversion feature of convertible preferred shares of $373.4 million. These amounts are included in Knight’s basic and diluted earnings per share from continuing operations calculations.

RECONCILIATION OF PRO FORMA GAAP PRE-TAX TO PRO FORMA NON-GAAP PRE-TAX EARNINGS

We believe that certain non-GAAP financial presentations, when taken into consideration with the corresponding Unaudited Pro Forma Income Statements, are important in understanding our operating results. The non-GAAP adjustments incorporate the effects of the August 1, 2012 trading loss incurred by Knight and professional and other fees related to the Mergers. In conjunction with the Mergers, there were certain change in control provisions to the Knight stock plan and GETCO unit plan that required full vesting which resulted in the acceleration of expenses related to our stock and unit-based awards. The adjustments also include the writedown of goodwill and intangible assets, trading losses related to the Facebook IPO, certain gains and writedowns related to our strategic investments, a reserve for legal proceedings and compensation and other expenses related to reductions in force.

We believe the presentation of results excluding these adjustments provides meaningful information to shareholders and investors as they provide further insight into our pro forma results of operations for the nine months ended September 30, 2013 and year ended December 31, 2012.

The following tables provide a full reconciliation of pro forma GAAP to pro forma non-GAAP revenue and pre-tax results for the nine months ended September 30, 2013 and the year ended December 31, 2012 (in thousands):

Nine months ended September 30, 2013	KCG Holdings	Knight YTD June 30, 2013	Sale of Urban	Other Adjustments	Debt Refinancing	Purchase Price Adjustments	KCG Pro Forma
Pro Forma GAAP Revenue	$698,123	$599,690	$(70,323)	$—	$—	$—	$1,227,490
Gain on investment in Knight Capital Group, Inc.	(127,972)	—	—	—	—	—	(127,972)
Writedown of strategic investment	9,184	—	—	—	—	—	9,184

Pro Forma Non GAAP Revenue	$579,335	$599,690	$(70,323)	$—	$—	$—	$1,108,702

Nine months ended September 30, 2013	KCG Holdings	Knight YTD June 30, 2013	Sale of Urban[1]	Other Adjustments	Debt Refinancing	Purchase Price Adjustments	KCG Pro Forma
Pro Forma GAAP Income (Loss) from continuing operations before income taxes	$35,838	$(3,315)	$244	$45,302	$(3,910)	$(4,682)	$69,477
Gain on investment in Knight Capital Group, Inc.	(127,972)	—	—	—	—	—	(127,972)
Professional and other fees related to Mergers and August 1st technology issue	44,398	31,423	—	(45,302)	—	—	30,519
Compensation and other expenses related to reduction in workforce	22,261	12,995	—	—	—	—	35,256
Unit and stock-based compensation acceleration due to Mergers	22,031	22,497	—	—	—	—	44,528
Reserve for legal proceedings	—	10,000	—	—	—	—	10,000
Writedown of goodwill related to reverse mortgage business	—	17,787	(17,787)	—	—	—	—
Writedown of strategic investment	9,184	—					9,184
Writedown of assets and lease loss accrual	4,633	—	—	—	—	—	4,633

Pro Forma Non GAAP Income (Loss) from continuing operations before income taxes	$10,373	$91,387	$(17,543)	$—	$(3,910)	$(4,682)	$75,625

*	Totals may not add due to rounding

1—Amounts related to the sale of Urban reflect Urban’s results for the six months ended June 30, 2013. Results for the three months ended September 30, 2013 are excluded, as they have been included in results from discontinued operations in KCG’s 10Q filing for the period ended September 30, 2013.

Year ended December 31, 2012	KCG Holdings	Knight	Sale of Urban	Other Adjustments	Debt Refinancing	Purchase Price Adjustments	KCG Pro Forma
Pro Forma GAAP Revenue	$551,536	$590,251	$(116,096)	$—	$—	$—	$1,025,691
August 1st trading loss	—	457,570	—	—	—	—	457,570
Facebook IPO trading losses	—	35,438	—	—	—	—	35,438
Investment gain	(25,092)	(9,992)	—	—	—	—	(35,084)
Writedown of strategic investment	1,360	11,384	—	—	—	—	12,744

Pro Forma Non GAAP Revenue	$527,804	$1,084,651	$(116,096)	$—	$—	$—	$1,496,359

Year ended December 31, 2012	KCG Holdings	Knight	Sale of Urban	Other Adjustments	Debt Refinancing	Purchase Price Adjustments	KCG Pro Forma
Pro Forma GAAP Income (Loss) from continuing operations before income taxes	$26,427	$(412,890)	$(36,005)	$7,895	$(23,582)	$(9,428)	$(447,583)
August 1st trading loss, related costs and professional and other fees related to Mergers	4,318	468,792	—	(7,895)	—	—	465,215
Writedown of goodwill and intangible assets	—	28,733	(1,381)	—	—	—	27,351
Facebook IPO trading losses	—	35,438	—	—	—	—	35,438
Investment gain	(25,092)	(9,992)	—	—	—	—	(35,084)
Writedown of strategic investment	1,360	11,384	—	—	—	—	12,744

Pro Forma Non GAAP Income (Loss) from continuing operations before income taxes	$7,013	$121,465	$(37,386)	$—	$(23,582)	$(9,428)	$58,081

*	Totals may not add due to rounding